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                                                                    EXHIBIT 23.2

               Consent Of Independent Certified Public Accountants

Board of Directors and Stockholders
Sykes Enterprises, Incorporated

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23681) pertaining to the Sykes Enterprises, Incorporated 1996 Employee Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 1999 Non-Employee Directors' Fee Plan, in the Registration Statement (Form S-8 No. 333-76629) pertaining to the Sykes Enterprises, Incorporated 1997 Management Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-88359) pertaining to the Sykes Enterprises, Incorporated 1999 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-73260) pertaining to the Sykes Enterprises, Incorporated 2001 Equity Incentive Plan and the Sykes Enterprises, Incorporated 2000 Stock Option plan of our report dated February 15, 2001 (except for Note 1, as to which the date is July 26, 2001), with respect to the consolidated financial statements and schedule of Sykes Enterprises, Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                         /S/ Ernst & Young LLP

Tampa, Florida
March 15, 2002